Exhibit 5.1 Opinion of Counsel with respect to the legality of the securities being registered.


                   [ARGENTO & ASSOCIATES LAW FIRM LETTERHEAD]

                                   May 9, 2007


Edward  Alexander,  Chief  Executive  Officer
Proton  Laboratories,  Inc.
1135  Atlantic  Avenue,  Suite  101,  Alameda,  CA  94501
Alameda,  California  94501

Dear  Mr.  Alexander:

As counsel for Proton Laboratories, Inc. (the "Company"), you have requested me to render this opinion in connection with the Registration Statement of the Company on Form S-8 ("Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), to be filed on or about even date hereof, with the Securities and Exchange Commission relating to issuance of 4,200,000 shares of common stock, par value $.0001 per share (the "Common Stock") pursuant to the April 18, 2007 Stock and Stock Option Plan.

I am familiar with the Registration Statement and the registration contemplated thereby. In giving this opinion, I have reviewed the Registration Statement and such other documents and certificates of public officials and of officers of the Company with respect to the accuracy of the factual matters contained therein as I have felt necessary or appropriate in order to render the opinions expressed herein. In making my examination, I have assumed the genuineness of all signatures, the authenticity of all documents presented to us as originals, the conformity to original documents of all documents presented to us as copies thereof, and the authenticity of the original documents from which any such copies were made, which assumptions I have not independently verified.

Based  upon  the  foregoing,  I  am  of  the  opinion  that:

1. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Washington.

2. The shares of Common Stock, when issued and paid for pursuant to the April 18, 2007 Stock and Stock Option Plan, will be validly issued, fully paid and nonassessable.

I consent to the use in the Registration Statement of the reference to Argento & Associates Law Firm under the heading "Interests of Named Experts and Counsel." This opinion is conditioned upon the Registration


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Statement  being  effective with the Securities and Exchange Commission and upon present, past and future compliance by the Company with all applicable provisions of the Securities Act and such state securities rules, regulations and laws as may be applicable.

                                           Very  truly  yours,

                                           ARGENTO  &  ASSOCIATES  LAW  FIRM


                                           /s/  Paula  A.  Argento,  Esq.
                                                Principal